Exhibit (a)(viii)

NOTICE OF WITHDRAWAL OF TENDER
For Brokers, Dealers, Banks, Trust Companies and other Nominees and DTC Participants
Regarding Shares of
GLOBAL NET LEASE, INC.

Tendered Pursuant to the Offer to Purchase
Dated June 2, 2015

(** DO NOT USE THIS FORM IF YOU HAVE TENDERED SHARES THROUGH
DTC’S ATOP SYSTEM **)

The Offer, Proration Period and Withdrawal Rights will expire and this Notice of Withdrawal must be received, either by overnight courier, mail, or facsimile, by 12:00 midnight, Eastern Time, on June 29, 2015, unless the offer is extended or withdrawn.

Pursuant to the Offer to Purchase, dated June 2, 2015, and the accompanying Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the “Offer”). Global Net Lease, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the “Company”), offered to purchase up to 11,904,761 shares of its common stock, par value $0.01 per share (the “Shares”), at a purchase price of $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if you are a broker, dealer, commercial bank, trust company or other nominee acting on behalf of your client or an institution who previously tendered Shares in the Offer by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have previously tendered Shares through the Automated Tender Offer Program (“ATOP”) transfer procedures of The Depository Trust Company (“DTC”) described Section 3 of the Offer to Purchase and now wish to withdraw your tender.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, OVERNIGHT COURIER, OR A MANUALLY SIGNED FACSIMILE TRANSMISSION, TO THE FOLLOWING ADDRESS:

DST Systems, Inc.

430 W. 7th Street
Kansas City, MO 64105
Facsimile: (877) 694-1113
For Confirmation Only Telephone:
(877) 353-2522

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

HOLDERS WHO TENDERED SHARES THROUGH DTC’S ATOP PROCEDURES AND WISH TO WITHDRAW THEIR TENDERS MUST COMPLY WITH DTC’S PROCEDURES FOR WITHDRAWAL OF TENDERS. SUFFICIENT TIME SHOULD BE ALLOWED FOR COMPLETION OF THE ATOP WITHDRAWAL PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, dated          2015, for account number     .

The Shares withdrawn pursuant to this Notice of Withdrawal consist of: Number of the undersigned Shares tendered at $10.50 per share

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been wilhdrawn may be re-lendened only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

Name of Delivering Institution

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SIGNATURE(S) TO NOTICE OF WITHDRAWAL:

Authorized Signature  Date (mm/dd/yyyy)

Name (Please print)

Title

Authorized Co-Signature (if applicable)  Date (mm/dd/yyyy)

Name (Please print)

Title